Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and NYSE Amex Equities Stock Exchanges

NEWS

Vista Gold Corp. Announces Recent Drilling Results and Update on Mt. Todd Development Plans

Denver, Colorado, March 12, 2012 - Vista Gold Corp. (TSX & NYSE Amex Equities:  VGZ) (“Vista” or the “Company”) is pleased to announce the initial results of the current resource conversion drilling program at its Mt. Todd gold project in Northern Territory, Australia, and provide an update on the Company’s development activities at the Mt. Todd gold project as the definitive feasibility study nears completion.  The Company has decided to build a project development team in Australia and to evaluate the potential for a larger project than contemplated in the feasibility study.

Conversion Drilling Program — Initial Results

As part of the ongoing Mt. Todd feasibility study process, Vista generated a final pit design based on estimated measured and indicated mineral resources.  Subsequently, the Company determined the limits of an economic pit using estimated measured, indicated and inferred mineral resources. This economic pit design and the location of inferred mineral resources relative to the feasibility study pit design led the Company to commence an 8,500 meter drilling program in November 2011 designed to convert estimated inferred mineral resources to estimated measured or indicated mineral resources in areas that could expand the feasibility study pit shape.  The program is ongoing and the first three holes have been logged and assayed.  The initial results are consistent with Vista’s expectation that the program will result in the reclassification of estimated resources in the area between the two pit shapes.  The following table summarizes the results from the initial three holes:

Hole #	Total Depth (meters)	Assay Interval	Thickness (meters)	Approx. True Thickness (meters)	Gold Grade (gram/tonne)
VB11-012		469.0 – 479.0	10.0	9	4.05
		487.0 – 650.0	163.0	150	1.50
	including	621.0 – 632.0	11.0	10	7.38
		722.0 – 743.0	21.0	19	1.66
VB11-013		97.0 – 107.0	10.0	7	1.42
		146.0 – 242.0	96.0	65	1.16
	including	195.0 – 208.0	13.0	9	3.05
		269.0 – 280.0	11.0	8	1.49
VB11-014	704.9	155.0 - 168.0	13.0	12	0.57
		312.0 – 326.0	14.0	13	0.46
		332.0 – 342.9	10.9	10	0.47
		348.0 – 355.0	7.0	6	0.55
		381.0 – 391.8	10.8	10	0.73
		488.9 – 499.6	10.7	10	0.58
		503.0 – 510.0	7.0	6	0.54
		521.0 – 556.0	35.0	32	0.81
		561.0 – 600.0	39.0	36	0.88
		608.0 – 631.6	23.6	22	0.61
		637.0 – 657.1	20.1	18	0.72
		673.0 – 680.9	7.9	7	0.59

The drill results, and particularly hole VB11-012, continue to indicate that the Batman mineralization is open at depth and exhibits increasing gold grades with depth.  The results for hole VB11-013 suggest that previous exploration in this part of the deposit may have drilled below the up-rake, near surface expression of the core zone of the deposit.  Mineralization in the hanging wall of the core zone is more widespread than has been previously  modeled and if we are successful, it is expected that additional drilling of this style of mineralization within the limits of the pit will convert modeled inferred mineralization and waste into ore, resulting in a decrease in the stripping ratio.  Based on these initial results Vista has increased the size of its drilling program and is presently sourcing an additional drill rig to expedite the completion of the program.

The orientation of these drill holes relative to the Batman deposit is shown on cross sections that can be found on the Company’s web site at http://www.vistagold.com/mt_todd.php?subpage=batman.  The sample intervals are constrained by geology and range from a minimum of 0.2 meters to a maximum of 1.2 meters in length, but mostly average 1 meter.  Mean grades are calculated using a 0.4 g Au/t cutoff with no upper cap applied to assay values.  The maximum length of internal waste is 4.0 meters.

The drilling has been completed and the core has been logged, photographed and sampled by employees or contractors of Vista Gold Australia Pty Ltd. under the direction of Vista’s Vice President of Exploration, Mr. Frank Fenne P.G., who is a “Qualified Person” within the meaning of Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”).  Samples were prepared and assayed by North Australia Laboratories, Pine Creek, Australia.  Second lab check assays were completed by Genalysis Laboratory Services in Perth, Australia.  Gold grades are based on a 50 gram fire assay method.

Core logging and sample custody, preparation and assaying were completed in compliance with NI 43-101 standards.

Feasibility Study and Project Development Update

The current feasibility study is based on a 30,000 ore tonne per day mine and the Company expects to announce the results before the end of the first quarter of 2012 or shortly thereafter.  Based on the work done to date, the Company is initiating the process of hiring a General Manager and starting to build an Australian-based project development team.  Also, the Company is advancing work to evaluate a larger 40-45,000 tonne per day project based on the presently anticipated mine life and the potential for additional growth in project reserves.

As noted in this release, the Company believes that the drilling program will result in an increase in the estimated measured and indicated mineral resources at the Mt. Todd gold project. Based on conceptual mine plans that include the targeted inferred mineral resource blocks, the Company has reason to believe that an additional increase in proven and probable reserves is also possible and should be evaluated in an updated feasibility study prior to a definitive project development decision.  Moreover, the anticipated life of the project has increased at the presently contemplated processing rate of 30,000 tonnes per day.  The Company believes that a larger process facility may be justified, resulting in a shorter mine life, increased annual production and more efficient use of the mining equipment capital, with a general shift in the production toward the start of the project and corresponding improvements to the project’s economics.  The Company intends to conduct an updated feasibility study based on a larger process facility in order to appropriately evaluate the potential costs and benefits prior to the anticipated approval of the principle environmental permits later this year.

Other recent developments at Mt. Todd include testing of the large heap leach pad on site.  This initial testing suggests that the heap leach pad may still contain a significant amount of gold.  The Company is planning additional drilling, and metallurgical testing is in progress to determine if the heap can be re-commissioned or be treated as ball mill feed for the planned processing facility.  The initial testing program leads the Company to believe that the heap leach pad should be considered as an asset rather than a reclamation liability as presently considered.

Vista’s President and CEO, Fred Earnest, commented on these new developments: “Work on the Mt. Todd feasibility study is being finalized and we expect to announce the results before the end of the first quarter of 2012 or shortly thereafter.  Through our significant efforts over the past seven years, we believe we have addressed all of the issues related to those conditions that contributed to the failure of previous operations.  We believe that the metallurgical testing and process engineering reports will provide the market with a clear understanding, supported by testing results and analysis, of what needs to be done to efficiently process the ore in the Mt. Todd deposit.  Additionally, we believe there is opportunity to further optimize the Mt. Todd gold project and to enhance the project’s economics prior to the anticipated approval of the principle environmental permits in the 4th quarter of this year.  I am pleased that we are now moving forward to build a project management team for this project and look forward to the results of continued refinements in the coming months.”

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista is advancing exploration on its Guadalupe de los Reyes gold-silver project in Mexico and has recently granted Invecture Group, S.A. de C.V. a right to earn a 60% interest in the Concordia gold project, in Mexico. Vista’s other holdings include the Awak Mas gold project in Indonesia and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Cautionary Note to U.S. Investors Concerning Estimates of Mineral Resources and Reserves

This press release and the reports referred to in this press release use the terms “measured resources,” “indicated resources,” “measured & indicated resources” and “inferred resources.”  We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) - CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Standards”), such definitions differ from the definitions in U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures.  “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

This press release and the reports referred to in this press release use the terms “proven and probable reserves” and “mineral reserves.” We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101 and the CIM Standards, such definitions differ from the definitions in SEC Industry Guide 7.  Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in this category will ever be converted into SEC Industry Guide 7 reserves.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as estimates of mineral reserves and resources, the timing and completion of a feasibility study at the Mt. Todd gold project, the conversion of mineral resources to mineral reserves, estimates and location of inferred resources at the Mt. Todd gold project, the potential use of core drill rigs and the planned drilling program at the Mt. Todd gold project, opportunities to expand measured and indicated resource estimates, potential growth of proven and probable reserves, life of mine, processing rate of facilities, increases in annual production, efficiency of mining equipment capital, increase in project size and the resulting impact on project economics, presence of gold in heap leach pad, characterization of heap leach pad as an asset rather than a reclamation liability and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of reserve and resource estimates, estimates of results based on such reserve and resource and reserve estimates; risks relating to scheduling for a feasibility study; risks that mineral reserve and resource estimate will not be confirmed by a new feasibility study; risks that a new feasibility study will contain other risk factors important to investors; risks relating to cost increases for capital and operating costs including cost of power; risks relating to delays at the Mt. Todd gold project; risks related to delays in the timing and completion of the Mt. Todd drill program; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Uncertainty of Forward-Looking Statements” and “Risk Factors” in Vista’s latest Annual Report on Form 10-K as filed on March 14, 2011, and Quarterly Report on Form 10-Q, as filed November 9, 2011 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities commissions.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185.